Exhibit 8.1

April 22, 2008

Caterpillar Financial Funding Corporation
4040 South Eastern Avenue, Suite 344
Las Vegas, Nevada 89119

Re:           Caterpillar Financial Asset Trust 2008-A

Ladies and Gentlemen:

We have advised Caterpillar Financial Funding Corporation (the “Registrant”) with respect to certain federal income tax aspects of the issuance by the Caterpillar Financial Asset Trust 2008-A of the notes described in the Preliminary Prospectus Supplement dated April 22, 2008 (the "Prospectus Supplement") and the Prospectus dated April 22, 2008 (the "Base Prospectus" and, together with the Prospectus Supplement, the "Prospectus") relating to such series of notes (the "Notes").  The Notes will be issued pursuant to an Indenture, dated as of April 1, 2008 (the “Indenture”) as more particularly described in the Prospectus.  The Prospectus forms a part of the Registration Statement on Form S-3 (File No. 333-145491) as filed by the Registrant with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), on August 16, 2007 and declared effective on August 24, 2007 (the “Registration Statement”).  Such advice conforms to the description of selected federal income tax consequences to holders of the Notes that appears under the heading “Federal Income Tax Consequences” in the Base Prospectus and “Federal Income Tax Consequences” in the Prospectus Supplement.  Such description does not purport to discuss all possible income tax ramifications of the proposed issuance, but with respect to those tax consequences which are discussed, in our opinion the description is accurate in all material respects, and we hereby confirm and adopt as our opinion the opinions set forth therein.

Caterpillar Financial Funding Corporation
April 22, 2008

In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the federal income tax laws of the United States of America.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Prospectus contained therein.  In giving such consent, we do not consider that we are “experts,” within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ORRICK, HERRINGTON & SUTCLIFFE LLP

ORRICK, HERRINGTON & SUTCLIFFE LLP